SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 13, 1999

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
               (Exact name of Registrant as specified in Charter)


         New Jersey                     0-24021                  22-3561164
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


629 Grove Street, Jersey City, New Jersey                       07310
 (Address of principal executive office)                     (Zip Code)


Registrant's telephone number including area code:  (201) 217-1990



--------------------------------------------------------------------------------
          (Former name or Former Address, if Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets

     Pursuant to a stock purchase agreement dated as of January 13, 1999 (the "Agreement") among Evan Lam Hok Ling, Timothy Tung Hok Ki (collectively, the "Sellers"), Cunningham Graphics International, Inc., a New Jersey corporation (the "Company"), and Cunningham Graphics International, S.A., a British Virgin Island corporation ("CGISA"), the Company, through its wholly-owned subsidiary, CGISA, acquired all of the issued and outstanding capital stock of Workable Company Limited, a Hong Kong corporation ("Workable"). In addition, the Company acquired from the Sellers the 60% of the outstanding capital stock of Plainduty Limited, a Hong Kong corporation, which was not already held by Workable. Workable also has a subsidiary in Singapore.

     The purchase price of the acquisition was $12.3 million, which was paid as follows: (i) the issuance of 398,216 shares of the Company's common stock, no par value per share ("Common Stock"), at a price of $15.52 per share and (ii) a cash payment in the amount of $6.2 million. In addition, the Company assumed $0.7 million of indebtedness. The Company utilized proceeds from its initial public offering of Common Stock to fund the cash portion of the purchase price. Pursuant to the Agreement, the Company may be required to pay to the Sellers up to an additional $3.8 million, depending upon the earnings of Workable during the years 1999, 2000 and 2001.

     Prior to the acquisition, Workable, a commercial printer of time sensitive research reports in Hong Kong and Singapore, had been the Company's strategic partner in Asia for more than two years. The Company intends to have Workable continue its operations in the manner conducted prior to the acquisition.

     In connection with the Agreement, Workable entered into Services Agreements dated as of January 13, 1999 with each of its principals, Evan Lam Hok Ling and Timothy Tung Hok Ki.

A copy of the press release is attached hereto as Exhibit 99.

This press release may contain forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statement. Factors which could cause or contribute to such differences include, but are not limited to, continued demand for its services, the availability of raw materials, the impact of competitive services and pricing, risks in technology development, changing economic conditions and other risk factors detailed in the Company's filings with the Securities and Exchange Commission.




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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

     Audited financial statements of the acquired businesses for the year ending March 31, 1998, and for the nine months ending December 31, 1998 and additional financial information required under Rule 3-14 of Regulation S-X are not included in this report and will be filed by amendment.

     (b)  Pro Forma Financial Information

     Pro forma financial information for the Company after giving effect to the acquisitions of Workable and Plainduty is not included in this report and will be filed by amendment.

     (c)  Exhibits

         Exhibit No.  Description
         -----------  -----------

           10.18 Agreement for the sale and purchase of the entire issued share capital of Workable Company Limited and 60% of the issued share capital of Plainduty Limited dated as of January 13, 1999 by and among Lam Hok Ling, Tung Hok Ki, Hacienda Resources Limited, Cunningham Graphics International, Inc., and Cunningham Graphics International, S.A.

           10.19 Service Agreement dated as of January 13, 1999 between Workable Company Limited and Evan Lam.

           10.20 Service Agreement dated as of January 13, 1999 between Workable Company Limited and Timothy Tung.

           10.21      Tenancy  Agreement  dated as of January 13,  1999  between
                      Workable   Company  Limited  and  Many  Best   Development
                      Limited.

           10.22 Tenancy Agreement dated as of January 13, 1999 between Workable Company Limited and Splendour Chief Development Limited.

           99         Press release of Cunningham Graphics  International,  Inc.
                      dated January 13, 1999 with respect to the completion of the acquisition of Workable Company Limited of Hong Kong.




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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Cunningham Graphics International, Inc.
                                                    (Registrant)


Dated: January 25, 1999             By:  /s/ Michael R. Cunningham
                                         ---------------------------------------
                                    Name:  Michael R. Cunningham
                                    Title: President and Chief Executive Officer


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